UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 24, 2005

eRoomSystem Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31037	87-0540713
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1072 Madison Ave., Lakewood, NJ		08701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(732) 730-2233

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FY2004_Financial_Results_[1]

Section 2

Financial Information

Item 2.02

Results of Operations and Financial Condition.

eRoomSystem Technologies, Inc. announced its results for the twelve months ended December 31, 2004 on the attached press release.

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

Exhibit No.

Description

99

Press release describing financial results for fiscal year 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EROOMSYSTEM TECHNOLOGIES, INC.
(Registrant)

Date: March 24, 2005
	By:	/s/ David A. Gestetner
David A. Gestetner
	Its:	Chief Executive Officer and President

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FOR IMMEDIATE RELEASE

eROOMSYSTEM TECHNOLOGIES, INC. REPORTS

RECORD FINANCIAL RESULTS FOR FISCAL YEAR 2004

ERMS realizes $0.09 basic earnings per share on net income of more than $900,000

LAKEWOOD, New Jersey – March 24, 2005 – eRoomSystem Technologies, Inc. (OTCBB: ERMS), a supplier of in-room technological amenities for the lodging industry, today announced its financial results for the fiscal year ended December 31, 2004.

ERMS reported record earnings for fiscal year 2004. Revenues for fiscal year 2004 were $1,591,159 as compared to $1,498,859 for fiscal year 2003. Gross margin was $999,978 for the twelve months ended December 31 2004, as compared to a deficit of $111,691 for the twelve months ended December 31, 2003, an increase of 995.3%. Gross margin increased to 62.8% for fiscal year 2004 as compared to a deficit of 7.5% during the same period a year ago. Net operating expenses were $712,670 for fiscal year 2004 as compared to $2,077,878 for fiscal year 2003, a marked decrease of 65.7%. ERMS reported operating income of $287,308 for the twelve months ended December 31, 2004 as compared to an operating loss of $2,189,569 for the same period a year ago, an improvement of $2,476,877. The material decrease in operating expenses consisted of a decrease in selling, general and administrative expenses in the amount of $691,006, a decrease in interest expense in the amount of $381,210, and a gain on collection of previously written off receivables in the amount of $312,500. For fiscal year 2004, ERMS realized net income of $900,072, or $0.09 per basic share, which includes realization of gain on forgiveness of liabilities and debt in the amount of $612,764. In comparison, in the same period a year ago, ERMS had a net loss of $1,721,835, or $0.16 per basic share, a substantial improvement of $2,621,907, or $0.25 per basic share.

As of December 31, 2004, the balance sheet of ERMS reflects cash of $646,386, and monies on deposit in an attorney’s escrow, which have since been deposited into the accounts of ERMS, in the amount of $225,000, for a total of $871,386. As of fiscal year end 2004, ERMS had working capital of $445,482, as compared to a working capital deficit of $603,709 on December 31, 2003, a measurable increase in working capital of $1,049,191. As of December 31, 2004, stockholders equity was $1,312,657 as compared to $352,197 as of December 31, 2003, an increase of $960,460.

About eRoomSystem Technologies, Inc.:

eRoomSystem Technologies, Inc. is a full service in-room provider for the lodging and travel industry. Its intelligent in-room computer platform and communications network supports eRoomSystem's line of fully automated and interactive refreshment centers, room safes and other applications. eRoomSystem's products are installed in major hotel chains both domestically and internationally. eRoomSystem is a publicly traded company listed on the Over The Counter Bulletin Board under the symbol “ERMS”. You can visit eRoomSystem Technologies, Inc. on the worldwide web at www.eroomsystem.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

NOTE: The foregoing is news relating to ERMS and contains forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that

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could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to ERMS or its management, including without limitation, ERMS and its subsidiaries, are intended to identify such forward-looking statements. The actual results, performance or achievements of ERMS could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the most recently filed Annual Report on Form 10-KSB and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by ERMS and is meant purely for informational purposes.

Press/Investor Contact:

eRoomSystem Technologies, Inc.
investorrelations@eroomsystem.com

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